UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: July 13, 2001




                             Entrada Networks, Inc.
             (Exact name of registrant as specified in its charter)




                                    000-26952
                            (Commission File Number)



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
                           DELAWARE                                             33-0676350
(State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer Identification No.)

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                    10070 Mesa Rim Road, San Diego, CA 92121
           (Address of principal executive offices, with zip code)



                                 (858) 623-3265
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.


         Based on current financial data, we expect revenue from our legacy products for the second quarter of fiscal 2002 to be between $2.0 and $2.2 million, compared with $6.0 million for the comparable period of fiscal 2001. This decrease is a direct result of the ongoing economic slowdown being experienced by our major Original Equipment Manufacturer (OEM) customers. We expect our revenues from legacy products to continue to be impacted by the performance of our major OEM customers during the coming months. Some of our major OEM customers are forecasting improved performance sometime during the second half of this year, but there can be no assurance that their performance will rebound, or that our revenues will improve due to any improvement in their performance.

         We are taking actions today to further reduce our operating expenses in anticipation of these continued lower revenue volumes in the near term. We have implemented an expense reduction plan that will significantly reduce operating expenses in the third and fourth quarters of fiscal 2002, including an approximately 20% headcount reduction. The reductions are targeted at our non-core legacy product lines, and at our marketing, selling, finance and administrative functions.



                             ABOUT ENTRADA NETWORKS

         Entrada Networks is a pioneer in the transport of storage over IP and over light. Entrada's SAN transport technology will enable OEMs and integrators to inter-network isolated islands of SANs over wide-area (WAN), and metro-area
(MAN) networks. The company's Silverline'TM' storage over IP transport switches will offer the widest available choice of connectivity and protocol options to optimize data exchange between SANs. These products help ensure data integrity regardless of distance and provide continuous access to mission-critical information. Entrada's expertise in optical networking, Internet, Fibre Channel and Ethernet technologies enable it to offer unrivaled SAN transport products. The company is headquartered in San Diego, CA. To learn more about Entrada Networks please visit www.entradanetworks.com.


         Except for historical information contained herein, the matters set forth in this Form 8-K are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following factors: 1) The failure of Entrada Networks to successfully design, manufacture and market Silverline'TM', and other new products for the SAN market and to attract and retain management to lead this effort 2) The much greater financial and other resources of Entrada Networks' many well-entrenched competitors in the market for SAN technologies; 3) The failure of the market for SAN transport products to grow and develop as is currently anticipated; 4) The failure of Entrada Networks to generate the cash flow from operations, or raise additional capital that will be necessary for Entrada to design, market and manufacture its announced and as-yet unannounced products; 5) the adoption of technology standards different from those under which Entrada is prepared to deliver products; and 6) such other factors as are set forth in the reports previously filed by Entrada's former Parent, Sorrento Networks Corporation or Sync Research with the U.S. Securities and Exchange Commission, including but not limited to the Reports of Sync Research, Inc., filed in connection with its merger with Entrada on Form S-4 and S-4/A.






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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ENTRADA NETWORKS, INC.
Date: July 13, 2001



                                                     /s/ Gilbert S. Goldbeck
                                                     Gilbert S. Goldbeck
                                                     Vice President, Finance
                                                     Chief Accounting Officer



                          STATEMENT OF DIFFERENCES
                          ------------------------
The trademark symbol shall be expressed as..................................'TM'